Exhibit 4.34

1 June 2005

Vodafone International Holdings B.V.

15th Floor

Rivium Quadrant 173-177

2909 LC CAPELLE AAN DEN IJSSEL

The Netherlands

Dear Sirs,

Amendment to USD 465,350,458.00 Loan Agreement, dated 20 May 2005, between Mobifon Holdings B.V. (the “Borrower”) and Vodafone International Holdings B.V. (the “Lender”) (the “Facility”).

We hereby request you to agree to the following change to the terms of the above Facility with effect from 2 June 2005:

Section 2 The Principal

The currency denomination of this loan facility shall be changed to Euro at a rate of USD/EUR 1.2263.  The facility amount shall therefore be € 379,475,216.50

Section 3 The Interest

The interest rate charged on amounts drawn under this facility shall be changed from 8% to 7.15% from 2 June 2005.

Please signify your acceptance of this amendment by signing where indicated below.

Signed by
for and on behalf of
MOBIFON HOLDINGS B.V.

Signed by
for and on behalf of
VODAFONE INTERNATIONAL HOLDINGS B.V.

Mobifon Holdings B.V.

Rivium Quadrant 173-177

2909 LC Capelle aan den IJssel